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    As filed with the Securities and Exchange Commission on December 18, 1997
                      Registration Statement No. 333-36301
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                       AMERICAN SUPERCONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)
                        ---------------------------------


           DELAWARE                                    04-2959321
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)


                               2 TECHNOLOGY DRIVE
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (508) 836-4200
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                        --------------------------------
                                GREGORY J. YUREK
                      CHAIRMAN OF THE BOARD, PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                       AMERICAN SUPERCONDUCTOR CORPORATION
                               2 TECHNOLOGY DRIVE
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (508) 836-4200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

                            PATRICK J. RONDEAU, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 526-6000
                         -------------------------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.






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     Pursuant to a Registration Statement on Form S-3 (File No. 333-36301),
American Superconductor Corporation (the "Company") registered under the Securities Act of 1933, as amended, shares of the Company's Common Stock, $.01 par value per share, on behalf of certain stockholders of the Company. This Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering the 26,567 shares that remained unsold upon the termination of the offering contemplated by the Registration Statement.









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     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereby duly authorized, in the Town of Westborough, Massachusetts, on this 18th day of December, 1997.

                                       AMERICAN SUPERCONDUCTOR CORPORATION



                                       By: /s/ Gregory J. Yurek
                                           -------------------------------------
                                           Gregory J. Yurek
                                           Chairman of the Board, President and
                                           Chief Executive Officer









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                                  EXHIBIT INDEX



2*** Agreement and Plan of Merger by and among American Superconductor Corporation, Applied Engineering
                  Technologies, Ltd. and James Maguire dated July 31, 1997.

4.1*              Restated Certificate of Incorporation of the Registrant.

4.2**             By-laws of the Registrant, as amended to date.

5#                Opinion of Hale and Dorr LLP.

23.1# Consent of Hale and Dorr LLP, included in Exhibit 5 filed herewith.

23.2              Consent of Coopers & Lybrand L.L.P.

23.3              Consent of Smith & Gesteland, LLP

23.4              Consent of Ernst & Young LLP

24***             Power of Attorney


                               ------------------

* Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K filed with the Commission on June 29, 1992.

** Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33- 43647).

*** Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-3 (File No. 333- 36301) filed with the Commission on September 24, 1997.

# Incorporated by reference to Exhibits to the Registrant's Registration Statement in Pre-Effective Amendment No. 1 to Form S-3 (File No. 333-36301) filed with the Commission on November 12, 1997.






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